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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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TIBCO Software Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

March 9, 2007

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of TIBCO Software Inc. on Wednesday, April 18, 2007 at 10:00 a.m. local time. The meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you may, of course, revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Vivek Y. Ranadivé
President, Chief Executive Officer and Chairman of the Board

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2007

To the Stockholders of TIBCO Software Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TIBCO Software Inc., a Delaware corporation, will be held on April 18, 2007 at 10:00 a.m. local time at our headquarters located at 3303 Hillview Avenue, Palo Alto, California, for the following purposes:

1. To elect six directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 20, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our headquarters at the above address.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 9, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If a broker or other nominee holds your shares and you would like to sign-up for electronic delivery, please visit “Proxy Information” on our website to enroll. Your electronic delivery enrollment will be effective until you cancel it. We encourage you to conserve natural resources, as well as help us reduce printing and mailing costs, by signing up to receive future proxy mailings by email.

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

PROXY STATEMENT FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TIBCO Software Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 18, 2007, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California. This proxy statement and accompanying proxy card will be mailed on or about March 14, 2007 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on February 20, 2007, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on February 20, 2007, we had 208,123,151 shares of common stock outstanding.

Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. There is no cumulative voting in the election of directors.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote:

By Telephone:	Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

By Internet:	Go to the website indicated on the enclosed proxy and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card.

Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

Voting of Proxies

All shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2007 and in the discretion of the proxy holders with respect to any other matters that properly come before the meeting.

Revocability of Proxies

You may revoke or change a previously delivered proxy at any time before the meeting by delivering to our Corporate Secretary at our headquarters at 3303 Hillview Avenue, Palo Alto, California 94304, a written notice of revocation or another proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Votes Required to Approve Proposals

In the election of directors, the six nominees receiving the highest number of affirmative votes will be elected. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person at the meeting or represented by proxy and entitled to vote on the subject matter of the proposal.

If your shares are registered in the name of a bank, brokerage firm or other nominee and you do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on certain non-routine matters when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have the same effect as a vote against the matter.

Quorum

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

There are six nominees for election to our Board this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or decline to serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. During fiscal year 2006, the following individuals served on our Board of Directors: Vivek Y. Ranadivé, Bernard J. Bourigeaud, Eric C.W. Dunn, Narendra K. Gupta, Peter J. Job and Philip K. Wood

The names of and certain information regarding the nominees are set forth below.

Name	Age	Position with TIBCO
Vivek Y. Ranadivé	49	Director, President, Chief Executive Officer and Chairman of the Board
Bernard J. Bourigeaud	62	Director
Eric C. W. Dunn	49	Director
Narendra K. Gupta	58	Director
Peter J. Job	65	Director
Philip K. Wood	51	Director

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception. Mr. Ranadivé founded Teknekron Software Systems, Inc., our predecessor company, in 1985. In addition, Mr. Ranadivé served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc., a wholly owned subsidiary of Reuters Group PLC, from its inception until December 1998.

Bernard J. Bourigeaud has been one of our directors since April 2005. Mr. Bourigeaud currently serves as the Chairman of the Management Board and Chief Executive Officer of Atos Origin. Mr. Bourigeaud has been with Atos Origin since 1991, conducting the merger which led to the creation of Axime of which he became chairman. In 1996, Axime acquired Sligos, forming Atos. In November 2000, Atos merged with the Dutch company Origin to create Atos Origin. In 2002, Atos Origin completed the acquisition of KPMG Consulting in the UK and The Netherlands, now trading as Atos KPMG Consulting. Most recently, Mr. Bourigeaud led the acquisition of SchlumbergerSema to create a leading global IT services company, with annual revenues of €5 billion. Before joining Axime, Mr. Bourigeaud spent 11 years at Deloitte Haskins and Sells France, where he headed the management consulting group with responsibility for French operations and corporate finance in Europe. In addition, Mr. Bourigeaud is currently on the Board of Directors of Neopost SA. Mr. Bourigeaud is also a qualified French chartered accountant.

Eric C.W. Dunn has been one of our directors since April 2004. Since 2003, Mr. Dunn has been a General Partner at Cardinal Venture Capital. From 2000 to 2003, Mr. Dunn owned and operated Kingston Creek Ventures. From 1986 to 2000, Mr. Dunn served in a number of senior executive capacities at Intuit, Inc., including Chief Financial Officer and Senior Vice President and Chief Technology Officer. Mr. Dunn is currently on the Board of Directors of Corillian Corporation and several private companies.

Narendra K. Gupta has been one of our directors since April 2002. Since December 2006, Dr. Gupta has served as a Managing Director of Nexus India Capital. From June 2004 to January 2005, Dr. Gupta served as the Interim President and Chief Executive Officer and as a director of Quick Eagle Networks. Mr. Gupta served as Interim President and Chief Executive Officer of WindRiver Systems from June 2003 to January 2004. Prior to joining WindRiver Systems, Dr. Gupta was Chief Executive Officer and President of Integrated Systems Inc. from 1980 until 1994 and Chairman of its Board of Directors from 1994 until 2000. In addition, Dr. Gupta serves as Vice-Chairman of WindRiver Systems and is on the Board of Directors of Red Hat Software and several privately held companies.

Peter J. Job has been one of our directors since June 2000. From 1963 through his retirement in July 2001, Mr. Job was employed by Reuters, most recently as its Chief Executive. In addition, Mr. Job serves on the Boards of Directors of Schroders PLC, Deutsche Bank AG and Royal Dutch Shell. Until December 2004, Mr. Job also served on the Board of Directors of GlaxoSmithKline PLC.

Philip K. Wood has been one of our directors since our inception in January 1997. From August 2004 to January 2006, Mr. Wood was employed by D1 Oils plc as its Chief Executive Officer. From September 1990 through May 2004, Mr. Wood was employed by Reuters and served as Managing Director of Business Development. Prior to joining Reuters, Mr. Wood was a partner at Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP. Mr. Wood was on the Board of Directors of Independent Television News Limited until January 2004. He is a fellow of the Institute of Chartered Accountants and a member of the Association of Corporate Treasurers.

Relationships Among Directors or Executive Officers

There are no family relationships among our directors or executive officers.

Director Compensation

The form and amount of director compensation is determined by the Compensation Committee based on director compensation surveys prepared by outside compensation consultants. Only non-employee directors are compensated for serving as directors. Each non-employee director receives a $30,000 annual retainer for service on the Board and a $1,500 payment for each Board meeting attended in person or by telephone.

Directors also receive additional compensation for serving on committees or as a committee chairperson. Members of the Audit Committee receive a $10,000 annual retainer and a $1,000 payment for each committee meeting attended. Members of the Compensation Committee receive a $7,500 annual retainer and a $1,000 payment for each committee meeting attended. Members of the Nominating and Governance Committee receive a $2,500 annual retainer and a $1,000 payment for each committee meeting attended. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee receive an additional annual retainer of $10,000, $7,500 and $2,500, respectively. The Presiding Director of the Board of Directors receives an annual retainer of $30,000; however, if the Presiding Director is also the Chairman of the Nominating and Governance Committee, then the Presiding Director will receive an annual retainer as the Presiding Director rather than annual retainers associated with being a member and Chairman of the Nominating and Governance Committee.

In addition, our non-employee directors receive stock option grants under our 1998 Director Option Plan (the “Director Plan”). Pursuant to the Director Plan, our non-employee directors are granted a stock option to acquire 100,000 shares of common stock upon their initial election to the Board of Directors. Our non-employee directors also receive subsequent grants to acquire 40,000 shares of common stock on the date of the annual meeting of stockholders if he has served on the Board of Directors for at least the preceding six months. All stock options granted pursuant to the Director Plan vest annually over a three-year period, beginning on the date of the grant.

Board Meetings and Committees

The Board of Directors held a total of five meetings during fiscal year 2006. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors while he served on the Board; and (ii) the total number of meetings held by all committees on which he served.

The independent directors of the Board hold executive sessions at every regularly scheduled meeting of the Board. The independent directors elect a Presiding Director every two years who serves as chair of these meetings. Mr. Job currently serves as the Presiding Director. The duties and responsibilities of the Presiding Director are available on our website, www.tibco.com, under “Corporate Governance.”

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings, we encourage directors to attend and historically most have done so. All of our directors except Bernard Bourigeaud attended the 2006 Annual Meeting.

Our Board of Directors has standing Audit, Compensation and Nominating and Governance Committees, which assist the Board of Directors in the discharge of its responsibilities.

Audit Committee

The Audit Committee directs our audit activities. It is charged with providing oversight and monitoring of the integrity of our financial statements, nominating to the Board an independent registered public accounting firm to audit our financial statements and overseeing the activities, independence, qualifications and performance of our independent registered public accounting firm. The Audit Committee also assists the Board in ensuring our compliance with legal and regulatory requirements in connection with our financial reporting process. During fiscal year 2006, the Audit Committee consisted, and it currently consists, of Messrs. Wood, Gupta and Dunn. The Audit Committee held ten meetings during fiscal year 2006. The Board of Directors has determined that Mr. Dunn is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All of the members of the Audit Committee are “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASD”).

The charter of the Audit Committee is included herein as Annex A and is also available on our website, www.tibco.com, under “Corporate Governance.”

Compensation Committee

The Compensation Committee reviews and approves the annual salary and bonus for each executive officer consistent with the terms of any applicable employment arrangements; reviews, approves and recommends terms and conditions for all employee benefit plans; administers our stock option plans; determines or consults with management regarding (as appropriate) compensation and benefits for our non-executive officers and other employees; and oversees our compensation and benefits plans, policies and programs generally. During fiscal year 2006, the Compensation Committee consisted, and it currently consists, of Messrs. Gupta and Wood. The Compensation Committee held ten meetings during fiscal year 2006. Each member of the Compensation Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD.

The charter of the Compensation Committee is available on our website, www.tibco.com, under “Corporate Governance.”

Nominating and Governance Committee

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee also promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to stockholders and to us, and oversees our establishment of and compliance with appropriate governance standards. During fiscal year 2006, the Nominating and Governance Committee consisted, and currently consists, of Messrs. Job and Gupta. The Nominating and Governance Committee held three meetings during fiscal year 2006. Each member of the Nominating and Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD.

The charter of the Nominating and Governance Committee is available on our website, www.tibco.com, under “Corporate Governance.”

Director Nomination Process

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee also reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth in this proxy statement under “Stockholder Proposals to be Presented at Next Annual Meeting.” Such notice must include the information specified in our bylaws, a copy of which is available on our website, www.tibco.com, under “Corporate Governance.”

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with TIBCO’s values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including the appropriate size of the Board of Directors, TIBCO’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of the technology industry, the nominee’s availability to attend Board and committee meetings, familiarity with national and international business matters, experience with accounting rules and practices, and professional expertise and experience beneficial to the achievement of TIBCO’s strategic goals. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of TIBCO and its stockholders. The Nominating and Governance Committee believes that it is appropriate for at least one, and, preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”) and for a majority of the members of the Board to meet the definition of “independent director” under SEC and NASD rules.

Identifying Nominees

The Nominating and Governance Committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit ideas for possible candidates from members of the Board, senior level executives and individuals personally known to the members of the Board as well as third-party search firms.

Communications with the Board

Stockholders may send communications to the Board of Directors by writing to them at TIBCO Software Inc., Board of Directors, Attention: General Counsel, 3303 Hillview Avenue, Palo Alto, CA 94304. All stockholder communications that are received by the General Counsel for the Board’s attention are forwarded to the Board. Comments or complaints relating to accounting or auditing matters may be submitted on-line to the members of the Audit Committee through our website, www.tibco.com, under “Investor Information—Contact the Board.” All members of our Audit Committee have access to these communications.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting shall be elected as directors.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. RANADIVÉ, BOURIGEAUD, DUNN, GUPTA, JOB AND WOOD AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF AUDITORS

General

The Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending November 30, 2007. PricewaterhouseCoopers has been our independent registered public accounting firm since we were established as a separate entity in January 1997. A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

In the event that the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider its selection.

Fees Paid to the Independent Auditors

The following table sets forth fees paid to our independent registered public accounting firm, PricewaterhouseCoopers, for fiscal years 2006 and 2005.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees	$2,702,000	$2,731,000
Audit-Related Fees	165,000	283,000
Tax Fees	1,100,000	1,683,000
All Other Fees	2,000	3,000

Total	$3,969,000	$4,700,000

Audit Fees consist of professional services rendered for the audit of our consolidated financial statements, the review of our interim consolidated financial statements included in quarterly reports and services provided in connection with comfort letters, consents and statutory and regulatory filings. Audit Fees also included the audit of management’s report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees consist of professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns, VAT tax returns and international returns, and assistance regarding transfer pricing, VAT matters, federal, state and international tax compliance, acquisitions and international tax planning. Tax compliance and all other tax fees were $805,000 and $295,000, respectively, in fiscal year 2006.

All Other Fees consist of a subscription for a proprietary reference library.

Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee adopted a policy that mandates that all audit and non-audit services provided by the independent registered public accounting firm be approved by the Audit Committee in advance. These services may include audit services, audit-related services, tax services and all other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

Required Vote

The Board of Directors has conditioned its appointment of our independent registered public accounting firm upon the receipt of an affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 15, 2007, of:

•	each person or entity who we know to beneficially own five percent or more of the outstanding shares of our common stock;

•	each of our current directors and nominees for the Board;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of February 15, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304. The percentages in the table below are based on 208,053,380 shares of our common stock outstanding as of February 15, 2007. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name	Shares Beneficially Owned	Percentage Ownership
5% Stockholders:
Massachusetts Financial Services Company(1)	10,877,226	5.2%
Directors and Executive Officers:
Vivek Y. Ranadivé(2)	13,693,569	6.3%
Bernard J. Bourigeaud(3)	46,668	*
Eric C.W. Dunn(4)	129,668	*
Narendra K. Gupta(5)	214,731	*
Peter J. Job(6)	196,668	*
Philip K. Wood(7)	156,668	*
William R. Hughes(8)	157,330	*
Christopher Larsen(9)	467,479	*
Murray D. Rode(10)	592,128	*
Murat Sonmez(11)	187,311	*
All current directors and executive officers as a group (fourteen persons)(12)	16,379,443	7.5%

*	Less than one percent (1%) of our outstanding shares of common stock.

(1)	Based on a Schedule 13G filed with the SEC on February 12, 2007 by Massachusetts Financial Services Company (“MFS”). MFS is the beneficial owner of all the reported shares, has sole voting power over 10,692,626 shares and sole dispositive power over all the reported shares. The address for MFS is 500 Boylston Street, Boston, Massachusetts 02116.

(2)

Includes 7,630,648 shares underlying stock options vested and exercisable within 60 days of February 15, 2007, 33,333 shares of restricted stock and 150,000 shares owned by the Anjali Dea Ranadivé Trust, 150,000 shares owned by the Aneel Ryan Ranadivé Trust, 150,000 shares owned by the Andre Vivek

Ranadivé Trust and 2,250,000 shares owned by the Ranadivé Family Generation-Skipping Trust (the “Trusts”) for an aggregate of 2,700,000 shares that have been irrevocably transferred to the Trusts. Mr. Ranadivé is a co-trustee of the Trusts and disclaims beneficial ownership of all shares held directly or indirectly by the Trusts.

(3)	Consists of shares underlying stock options vested and exercisable within 60 days of February 15, 2007.

(4)	Includes 126,668 shares underlying stock options vested and exercisable within 60 days of February 15, 2007.

(5)	Consists of 206,668 shares underlying stock options vested and exercisable within 60 days of February 15, 2007 and 8,063 shares owned by the Naren and Vinita Gupta Living Trust.

(6)	Consists of shares underlying stock options vested and exercisable within 60 days of February 15, 2007.

(7)	Consists of shares underlying stock options vested and exercisable within 60 days of February 15, 2007.

(8)	Consists of 146,330 shares underlying stock options vested and exercisable within 60 days of February 15, 2007 and 11,000 shares of restricted stock.

(9)	Consists of 456,479 shares underlying stock options vested and exercisable within 60 days of February 15, 2007 and 11,000 shares of restricted stock.

(10)	Includes 465,435 shares underlying stock options vested and exercisable within 60 days of February 15, 2007, 24,333 shares of restricted stock and 2,999 shares owned by Mr. Rode’s wife.

(11)	Includes 152,249 shares underlying stock options vested and exercisable within 60 days of February 15, 2007, 11,000 shares of restricted stock and 23,500 shares owned by the Sonmez Revocable Trust. Mr. Sonmez is a co-trustee of the Sonmez Revocable Trust.

(12)	Includes 10,056,695 shares underlying stock options vested and exercisable within 60 days of February 15, 2007 and 133,667 shares of restricted stock.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Summary Compensation Table

The following table sets forth information concerning the compensation we paid to our Chief Executive Officer and our four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during the past three fiscal years.

	Fiscal Year	Annual Compensation				Long-Term Compensation Awards			All Other Compensation(3)
Name and Principal Positions		Salary		Bonus(1)		Restricted Stock Awards(2)		Number of Securities Underlying Stock Options
Vivek Y. Ranadivé President, Chief Executive Officer and Chairman of the Board	2006 2005 2004	$ $ $	500,000 500,000 500,000	$ $ $	500,000 335,000 750,000	$243,331 — —	(4)	900,000 1,000,000 1,500,000		— — —

William R. Hughes Executive Vice President, General Counsel and Secretary	2006 2005 2004	$ $ $	279,583 257,500 228,958	$ $ $	281,000 185,000 291,000	$80,300 — —	(5)	67,000 100,000 200,000	$ $ $	9,900 9,450 9,401

Christopher Larsen Executive Vice President, Global Field Operations	2006 2005 2004	$ $ $	325,000 325,000 300,000	$ $ $	337,779 218,239 280,321	$80,300 — —	(6)	67,000 100,000 110,000	$ $ $	28,425 25,450 6,000	(7) (8) (9)

Murray D. Rode Chief Financial Officer and Executive Vice President, Strategic Operations	2006 2005 2004	$ $ $	330,417 271,410 247,095	$ $ $	322,566 195,000 300,000	$177,631 — —	(10)	67,000 100,000 215,000	$ $ $	9,900 9,450 10,579

Murat Sonmez Executive Vice President, Strategic Markets	2006 2005 2004	$ $ $	279,583 237,400 200,000	$ $ $	314,402 209,979 299,313	$80,300 — —	(11)	67,000 100,000 40,000		$17,778 — —	(12)

(1)	Includes bonuses earned in the respective fiscal year and paid in the subsequent fiscal year. Also includes sales commissions earned in the respective fiscal year, a portion of which is paid in the subsequent fiscal year.

(2)	Restricted Stock Awards vest over four years at a rate of 25% per year on the anniversary of the vesting commencement date. If we declare or pay any cash dividends on our common stock, the holders of the Restricted Stock Awards will be entitled to such dividends.

(3)	Unless otherwise indicated, consists of matching contributions made by us pursuant to our 401(k) Plan.

(4)	At the end of fiscal year 2006, Mr. Ranadivé held 33,333 shares of restricted stock, which were valued at $310,330 at the end of fiscal year 2006.

(5)	At the end of fiscal year 2006, Mr. Hughes held 11,000 shares of restricted stock, which were valued at $102,410 at the end of fiscal year 2006.

(6)	At the end of fiscal year 2006, Mr. Larsen held 11,000 shares of restricted stock, which were valued at $102,410 at the end of fiscal year 2006.

(7)	Consists of a car allowance, costs related to a TIBCO sponsored trip and matching contributions made by us pursuant to our 401(k) Plan.

(8)	Consists of a car allowance and matching contributions made by us pursuant to our 401(k) Plan.

(9)	Consists of a car allowance.

(10)	At the end of fiscal year 2006, Mr. Rode held 24,333 shares of restricted stock, which were valued at $226,540 at the end of fiscal year 2006.

(11)	At the end of fiscal year 2006, Mr. Sonmez held 11,000 shares of restricted stock, which were valued at $102,410 at the end of fiscal year 2006.

(12)	Consists of travel-related expenses and costs related to a TIBCO sponsored trip.

Stock Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to our Named Executive Officers during fiscal year 2006. These stock options were granted under our 1996 Stock Option Plan and provide for vesting of the underlying common stock ratably over a period of 48 months beginning one month after the date of grant. Stock options were granted at an exercise price equal to the closing sale price of the common stock on the Nasdaq Global Market on that date.

Name	Number of Securities Underlying Stock Options Granted	Percent of Total Stock Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Stock Option Term(2)
					5%	10%
Vivek Y. Ranadivé	900,000	27.17%	$7.30	8/11/2013	$2,674,650	$6,233,071

William R. Hughes	67,000	2.02%	$7.30	8/11/2013	$199,113	$464,018

Christopher Larsen	67,000	2.02%	$7.30	8/11/2013	$199,113	$464,018

Murray D. Rode	67,000	2.02%	$7.30	8/11/2013	$199,113	$464,018

Murat Sonmez	67,000	2.02%	$7.30	8/11/2013	$199,113	$464,018

(1)	Based on a total of stock options to purchase 3,312,225 shares granted to all of our employees in fiscal year 2006.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

Aggregate Stock Option Exercises in Fiscal Year 2006 and Fiscal Year-End Values

The following table sets forth information concerning stock option exercises during fiscal year 2006 and the exercisable and unexercisable stock options held as of November 30, 2006 by our Named Executive Officers. The amounts under “Value of Unexercised In-the-Money Stock Options” were calculated as the difference between the exercise price of the applicable stock option and the closing price of our common stock on the Nasdaq Global Market on November 30, 2006, which was $9.31.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Stock Options at November 30, 2006		Value of Unexercised In-the-Money Stock Options at November 30, 2006
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vivek Y. Ranadivé	5,324,573	$39,403,526	7,242,094	2,020,833	$10,667,356	$4,771,352

William R. Hughes	20,168	$76,922	339,666	216,145	$730,703	$532,069

Christopher Larsen	—	—	391,169	235,831	$1,332,475	$656,645

Murray D. Rode	—	—	423,563	205,935	$985,688	$423,808

Murat Sonmez	—	—	120,271	163,229	$373,018	$415,364

Employment Agreements and Change in Control Arrangements

Employment Agreements

Vivek Ranadivé is a party to an employment agreement with us which provides that if Mr. Ranadivé’s employment is terminated by TIBCO without cause he will receive (i) twelve months of base salary and benefit plan continuation; (ii) a lump sum payment equal to his actual bonus received for the fiscal year immediately preceding the fiscal year in which the termination occurs; and (iii) twelve months of accelerated vesting of his equity awards that were (x) granted prior to November 30, 2004 and are “underwater” and (y) granted on or after November 30, 2004. Generally, cause means a willful failure to perform or breach of fiduciary duty involving material injury to TIBCO, an act of dishonesty or fraud intended to be self-serving or a felony conviction. If Mr. Ranadivé’s employment is terminated within three months prior to or up to twelve months following a change of control and without cause, he will receive (i) twenty-four months of base salary and benefit plan continuation; (ii) a lump-sum payment equal to two times the average of his actual bonus for the two fiscal years immediately preceding the fiscal year in which the change of control occurs; (iii) twenty-four months of accelerated vesting of his equity awards that were (x) granted prior to November 30, 2004 and are “underwater” and (y) granted on or after November 30, 2004; and (iv) a Section 280G gross-up. Further details of Mr. Ranadivé’s compensation set forth in his employment agreement are set forth in the Report of the Compensation Committee of the Board of Directors. The terms of the agreement were reviewed and approved by the Compensation Committee.

Each of our executive officers is a party to our standard employee non-disclosure and invention assignment agreement. Under the non-disclosure agreements, for one year following their termination, our employees agree not to solicit any other employee to leave our employ. These employees also agree not to disclose any confidential information that they obtained during their employment to any third parties at any time during or subsequent to their employment. In addition, any inventions, discoveries or improvements created by the employees during their employment belong to us.

Change in Control and Severance Plan

We have adopted a Change in Control and Severance Plan (the “Change in Control Plan”). The Change in Control Plan is designed to ensure that the members of the team negotiating a change in control transaction do not leave during such negotiation and that members of the management team remain with the company to complete any such transaction and to assist with the integration as required. Pursuant to the terms of the Change in Control Plan, if any member of the team is terminated on the date of the change in control or 12 months after the completion of a change in control, that person will receive between three months and nine months of base salary and all or a portion of their annual bonus, depending on their position with TIBCO. Executive officers (other than the Chief Executive Officer) will receive between 9 and 12 months of base salary and all or a portion of their annual bonus depending on the executive officer’s position with TIBCO, if they are terminated at any time following a change in control. In addition, the Change in Control Plan provides for accelerated vesting of a portion of the executive’s outstanding stock options, the termination of any applicable restrictions or repurchase rights to a portion of the executive’s stock awards and between 9 and 12 months of health coverage depending on the executive officer’s position with TIBCO.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, the Compensation Committee consisted, and it currently consists, of Messrs. Gupta and Wood. None of the members of the Compensation Committee is currently or has been at any time an officer or employee of TIBCO or a subsidiary of TIBCO. There were no interlocks or insider participation between any member of the Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of another company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during fiscal year 2006.

Code of Ethics

We have adopted our Code of Ethics for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and others providing similar functions. The Code of Ethics is publicly available on our website, www.tibco.com, under “Corporate Governance” and listed as “Financial Code of Ethics.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or others providing similar functions, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K that will be publicly filed.

Corporate Governance

We maintain a corporate governance page on our website which includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, our Code of Business Conduct, our Financial Code of Ethics and charters for the committees of our Board of Directors. The corporate governance page can be found at www.tibco.com, under “Corporate Governance.” Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Global Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	All of our non-employee Board members are independent;

•	All members of our Board committees—the Audit Committee, the Compensation Committee and the Nominating and Governance Committee—are independent;

•	The independent members of our Board of Directors meet regularly without the presence of management;

•	We have adopted a Code of Business Conduct;

•	The charters of the Committees of our Board of Directors clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls or auditing matters; and

•	We have adopted a Financial Code Ethics that applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

EXECUTIVE OFFICERS

The name of and certain information regarding each of our current executive officers are set forth below.

Name	Age	Position
Vivek Y. Ranadivé	49	President, Chief Executive Officer and Chairman of the Board
Sydney L. Carey	42	Senior Vice President, Corporate Controller
William R. Hughes	46	Executive Vice President, General Counsel and Secretary
Thomas Laffey	51	Executive Vice President, Products and Technology
Christopher Larsen	48	Executive Vice President, Global Field Operations
Ram Menon	41	Executive Vice President, Worldwide Marketing
Murray D. Rode	42	Chief Financial Officer and Executive Vice President, Strategic Operations
Murat Sonmez	43	Executive Vice President, Strategic Markets
Robert P. Stefanski	45	Executive Vice President, Organizational Development and Human Resources

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception. Mr. Ranadivé founded Teknekron Software Systems, Inc., our predecessor company, in 1985. In addition, Mr. Ranadivé served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc., a wholly owned subsidiary of Reuters Group PLC, from its inception until December 1998. Mr. Ranadivé holds a B.S. in electrical engineering and computer science and an M.S. in engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University.

Sydney L. Carey, our Senior Vice President, Corporate Controller, joined TIBCO in January 2004. From February 2002 to January 2004, Ms. Carey was Chief Financial Officer at Vernier Networks. From December 2000 until February 2002, Ms. Carey was Chief Financial Officer of Pacific Broadband Communications. From February 2000 to December 2000, Ms. Carey served as Chief Financial Officer and Chief Operating Officer of Entera. From September 1995 to January 2000, Ms. Carey held a variety of positions with Network Associates, culminating in her position as Vice President, Worldwide Sales Finance and Operations. Ms. Carey holds a B.A. in economics from Stanford University.

William R. Hughes, our Executive Vice President, General Counsel and Secretary, joined TIBCO in 1999. Between 1989 and his joining TIBCO in 1999, Mr. Hughes held several in-house legal positions in the technology industry in Europe and the United States. Prior to 1989, Mr. Hughes worked in private practice in the areas of corporate, finance and intellectual property law. Mr. Hughes holds a B.S. in management from Canisius College and a J.D. from the University of Notre Dame Law School.

Thomas Laffey, our Executive Vice President, Products and Technology, joined TIBCO in April 2002. Prior to joining TIBCO, Mr. Laffey was a co-founder of Talarian Corporation, a provider of middleware, where he was responsible for engineering and product direction. Mr. Laffey holds a B.S. in mathematics and computer science from the University of Michigan and an M.S. in computer science from Virginia Polytechnic Institute and State University.

Christopher Larsen, our Executive Vice President, Global Field Operations, joined TIBCO in September 2003. From May 2002 to September 2003, Mr. Larsen served as Executive Vice President, Sales and Marketing at DecisionOne, Inc., an information technology support services provider. From April 2001 to March 2002, Mr. Larsen served as Executive Vice President, Global Field Operations for VerticalNet, Inc., a supply management software provider. From January 1993 through February 2001, Mr. Larsen held a variety of positions of increasing responsibility within SAP America culminating in his position as President where he was responsible for sales, overall market strategy and operational execution. Mr. Larsen holds a B.S. in business administration from Wake Forest University.

Ram Menon, our Executive Vice President, Worldwide Marketing, joined TIBCO in July 1999. Prior to joining TIBCO, Mr. Menon was with Accenture, a global consulting firm, where he specialized in supply chain and e-commerce strategy consulting with Global 1000 companies. Mr. Menon holds a B.A. in economics from the University of Hyderabad, India and a B.S. in engineering from Mangalore University, India and pursued an M.S. in industrial and management engineering from Montana State University.

Murray D. Rode, our Chief Financial Officer and Executive Vice President, Strategic Operations, joined TIBCO in February 1995. Prior to joining TIBCO, Mr. Rode was a management consultant with a major international consulting firm, where he specialized in the areas of technology strategy and planning, business process re-engineering and project management. Mr. Rode holds a B.A. in political science from the University of Alberta, Canada.

Murat Sonmez, our Executive Vice President, Strategic Markets, has been with TIBCO since October 2003 and from January 1994 to July 2002. From August 2002 to September 2003, Mr. Sonmez served as Executive Vice President, Operations at Centrata, a utility computing software firm. Mr. Sonmez holds a B.S. in industrial engineering from Bosphorus University, Istanbul, Turkey and an M.S. in industrial engineering and operations research from Virginia Polytechnic Institute and State University.

Robert P. Stefanski, our Executive Vice President, Organizational Development and Human Resources, has been with TIBCO since January 2007 and from March 1998 to January 2003. From November 1996 to March 1998, Mr. Stefanski was the Director of Intellectual Property for Reuters America, Inc., a former affiliate of ours. From September 1989 to November 1996, Mr. Stefanski was an attorney with the law firm of Weil, Gotshal & Manges. Mr. Stefanski holds a B.S. in mathematics from Northern Michigan University and an M.S. in engineering and a J.D. from the University of Michigan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the compensation provided to TIBCO’s officers and directors and has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs. In addition, the Compensation Committee oversees TIBCO’s stock plans. Also, the Compensation Committee generally oversees our compensation and benefits plans, policies and programs. The specific duties and responsibilities of the Compensation Committee are set forth in the charter for the Compensation Committee which is available on our website under “Corporate Governance.”

Each member of the Committee qualifies as an independent director, as that term is defined in the NASD Rules; an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended; and a non-employee director as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In fiscal year 2006, the members of the Compensation Committee were Messrs. Gupta and Wood. The Compensation Committee met ten times during fiscal year 2006.

Compensation Philosophy

Our executive compensation program is designed to align stockholder interests with our business strategy, values and management initiatives. It is based on the following four principles: (i) to link the interests of management with those of stockholders by making a substantial portion of executive compensation depend upon our financial performance and by encouraging ownership of our stock, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive in the industry, (iii) to reward individual results by recognizing performance through salary, annual cash incentive and long-term incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

Components of Executive Compensation

The executive compensation guidelines of the Compensation Committee were developed to combine competitive levels of compensation and rewards for superior performance and to align relative compensation with the achievement of essential corporate goals that include revenue growth, operating profitability and stockholder value. The Compensation Committee reviews each component of executive compensation against executive compensation surveys prepared by outside compensation consultants. These surveys include compensation levels and practices for persons holding comparable positions at certain high-technology companies the Compensation Committee has identified as peer companies. We select such peer companies based on a number of factors including industry (primarily the software industry), market capitalization, revenue size, the regions in which they operate and the availability of their compensation information. We included certain companies in the peer group because we compete for executive talent with those companies. A significant number of these peer companies are listed in the S & P Information Technology Index, which is included in the Stock Performance Graph for this proxy statement. However, some organizations in the S & P Information Technology Index were excluded from this review because they were not considered competitors for executive talent or because compensation information was not available.

Executive officers’ compensation includes: annual cash compensation (consisting of base salary and annual incentive awards paid in cash) and long-term incentive awards, as well as additional features which are available to most other employees, including a 401(k) plan, health and welfare insurance, life insurance and an employee stock purchase plan, some of which allocate payments generally based on an individual’s level of annual cash compensation. A position evaluation program establishes grade levels among all positions reflecting the importance and value of each position to us. A position’s grade level determines a range of values within which the executive’s compensation is set.

The cornerstone of our compensation program is to pay for performance. In addition to base salary, all major elements of our executive compensation programs vary directly with both corporate and individual performance. As part of that, the Compensation Committee sets performance targets for our executives. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives. The Compensation Committee also believes that stock option grants and restricted stock awards to management are beneficial in aligning management and stockholder interests, and consequently increasing stockholder value.

Annual Base Salary

Amounts paid as base salary, including merit salary increases, are determined by the executive’s performance, placement in the salary range established for the executive’s position and the salaries offered in the industry for comparable positions. Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the executive’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which we compete for executive talent and our financial performance generally. The weight given each such factor by the Compensation Committee may vary with each individual. Outside independent consultants directly retained by the Compensation Committee are periodically used to gather and analyze industry comparisons of salary data to ensure that the salary ranges used in the compensation program are competitive for comparable positions. The Compensation Committee monitors and approves changes in base salary for our executive officers. Our policy is to target base salary levels for executive officers at approximately the median percentile of compensation practices at peer companies.

Annual Cash Incentive Awards

The Compensation Committee believes cash incentive awards serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options or restricted stock. It is our intent to place a greater proportion of the executive’s annual cash compensation at risk through the variable amounts available for an annual incentive award.

Each year the Compensation Committee establishes an Executive Incentive Compensation Plan that sets bonus targets for our non-sales executive officers based on our strategy, financial plan and the outlook for business conditions for that fiscal year. The 2006 Executive Incentive Compensation Plan (the “Executive Incentive Plan”) was based on overall company performance against revenue and profitability targets, as well as a discretionary component determined by the Board of Directors. For fiscal year 2006, cash incentive awards paid to our eligible executive officers pursuant to the Executive Incentive Plan ranged from 72.5% to 109.9% of base salary reflecting TIBCO’s 16% growth in revenues and its 19.7% non-GAAP Operating Profit Before Tax, as well as the discretionary component of the cash incentive award based on individual performance.

For our EVP, Global Field Operations who is directly responsible for our sales organization, we believe the most important factors in setting annual performance goals are overall revenue achievement, growth in licensing revenues and meeting and exceeding profit margin targets. Each year the Compensation Committee establishes an individual plan for the EVP, Global Field Operations based on goals in each of these areas. For fiscal year 2006, cash incentive awards paid to Mr. Larsen were 103.9% of base salary reflecting achievement of goals in these areas, as well as a discretionary component based on individual performance.

Long-Term Incentive Awards

The Compensation Committee believes that equity grants to management are beneficial in aligning management and stockholder interests, and consequently increasing stockholder value. Long-term incentive awards are made under the 1996 Stock Option Plan, as amended and restated (the “Plan”). The Plan, which is administered by the Compensation Committee, is an omnibus plan and provides stock based awards to eligible employees, which includes most employees as well as our executive officers. Equity awards are based on guidelines that provide for larger awards commensurate with position levels and that reflect grant practices within the selected peer group of companies used for comparison of other compensation components. Equity grant guidelines are typically set at the 50th percentile for the selected peer group of companies. Individual employees may receive equity grants above or below approved guidelines based on the factors described below.

The principal factors considered in granting equity awards to our executive officers are prior performance, contributions to the company, level of responsibility, other compensation, the executive officer’s ability to influence our long-term growth and profitability and the ratio of vested to unvested stock options under prior stock option grants. The Plan does not provide any quantitative method for weighting these factors, and a decision to grant an equity award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

In fiscal year 2006, the Compensation Committee reviewed the use and value of the Plan with respect to executive officers and all employees and decided to introduce the use of restricted stock and restricted stock units in addition to stock options for its annual refresh grants. Awards of restricted stock/restricted stock units and stock options are based on pre-established guidelines approved by the Compensation Committee. In 2006, our annual refresh grants consisted of restricted stock and restricted stock units instead of stock options for the majority of eligible employees while senior management received a mix of restricted stock or restricted stock units and stock options, and our executive officers received the majority of the annual refresh grant’s value in stock options. The use of restricted stock/restricted stock units will assist in maintaining the Compensation Committee’s long term goal of lowering the average annual dilution rate against a backdrop of increasing headcount, while providing an equity vehicle that allows TIBCO to attract, motivate and retain the employee talent considered critical for achieving our corporate goals.

Because of the direct relationship between the value of an equity award and the stock price, the Compensation Committee believes that equity awards motivate executive officers to manage our company in a manner that is consistent with stockholder interests. Equity awards are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved stockholder value and enhances our ability to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To achieve this goal, stock options typically vest and become fully exercisable over a four-year period, and awards of restricted stock/restricted stock units typically vest over four years at a rate of 25% per year on the anniversary of the vesting commencement date.

Chief Executive Officer Compensation

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. The Compensation Committee used the executive compensation practices described above, including a review of salaries paid to CEOs of other companies in our geographic area and industry, to determine Mr. Ranadivé’s fiscal year 2006 compensation. In setting both the cash-based and equity-based elements of Mr. Ranadivé’s compensation, the Compensation Committee made an overall assessment of Mr. Ranadivé’s leadership in reaching our long-term and short-term strategic, operational and business goals for fiscal year 2006. Mr. Ranadivé’s total compensation reflects a consideration of both competitive forces and our performance.

In recognition of Mr. Ranadivé’s contribution to the growth and success of TIBCO and the desire to retain the services of Mr. Ranadivé for the foreseeable future, TIBCO entered into an employment agreement with

Mr. Ranadivé in 2004. The agreement provides for (i) a base salary for Mr. Ranadivé of $500,000, (ii) an annual cash bonus of 100% of base salary (which amount may be decreased or increased at the discretion of the Compensation Committee for under or over achievement of pre-established performance goals) and (iii) subject to satisfactory performance reviews and the attainment of performance or other targets established by the Compensation Committee, a grant of stock awards of up to 1,250,000 shares of common stock.

Based on his and TIBCO’s financial and other performance during fiscal year 2006, including TIBCO’s 16% growth in revenues and its 19.7% non-GAAP Operating Profit Before Tax, Mr. Ranadivé received a base salary of $500,000, a cash bonus of $500,000, a grant of stock options to purchase an aggregate of 900,000 shares of TIBCO’s common stock at an exercise price of $7.30 per share and a grant of 33,333 shares of restricted stock.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Narendra K. Gupta
Philip K. Wood

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Proposal No. 1—Board Meetings and Committees.” The Audit Committee acts under a written charter that was amended and approved by the Board of Directors and is attached hereto as Annex A (the “Audit Committee Charter”). Each of the members of the Audit Committee is independent as defined by our standards as set forth in the Audit Committee Charter and SEC and NASD Rules.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2006 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements. After appropriate review and discussion, the Board of Directors has determined that the Audit Committee had fulfilled its responsibilities under the Audit Committee Charter.

The Audit Committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal year 2006. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, those matters the accountants communicated to and reviewed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with the accountants their independence and received a letter from the accountants concerning independence as required under applicable independence standards for accountants of public companies. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Audit Committee and has received the written disclosures required by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee also discussed with our independent registered public accounting firm the matters set forth in Statement on Auditing Standards No. 114 regarding the scope and results of the audit. The Audit Committee met with our independent accountants, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee reviewed and discussed with management and our independent registered public accounting firm the evaluation of TIBCO’s internal controls and the audit of management’s report on the effectiveness of TIBCO’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Finally, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm our audited consolidated balance sheets at November 30, 2006 and 2005, and our statements of income, cash flows and stockholders’ equity for fiscal years 2006, 2005 and 2004. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2006 as filed with the SEC.

Upon recommendation of the Audit Committee, and subject to stockholder approval, the Board of Directors unanimously recommended the engagement of PricewaterhouseCoopers LLP to audit our fiscal year 2007 consolidated financial statements.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Philip K. Wood
Narendra K. Gupta
Eric C.W. Dunn

STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return to stockholders on our common stock for the period ending November 30, 2006, with the cumulative total return of the Nasdaq Composite Index and the S & P Information Technology Index. The graph assumes that $100.00 was invested on November 30, 2001 in each of our common stock, the Nasdaq Composite Index and the S & P Information Technology Index, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG TIBCO SOFTWARE INC., THE NASDAQ COMPOSITE INDEX

AND THE S & P INFORMATION TECHNOLOGY INDEX

	11/01	11/02	11/03	11/04	11/05	11/06
TIBCO SOFTWARE INC.	100.00	58.39	46.47	91.34	66.48	73.95
NASDAQ COMPOSITE	100.00	78.01	102.07	111.53	119.79	133.30
S & P INFORMATION TECHNOLOGY	100.00	71.71	88.02	90.09	96.40	102.82

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a process for delivering documents to stockholders approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of the Annual Report and proxy statement unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and proxy statement at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may contact us by writing to TIBCO Software Inc., Attention: Investor Relations, 3303 Hillview Avenue, Palo Alto, California 94304 or calling our Investor Relations Department at (650) 846-5747. Eligible stockholders of record receiving multiple copies of the Annual Report and proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report and proxy statement or you may request householding by notifying your broker, bank or nominee.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2008 Annual Meeting must be received by us at our offices at 3303 Hillview Avenue, Palo Alto, California 94304, not later than November 15, 2007 and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

ANNUAL REPORT ON FORM 10-K

We have provided herewith, to each stockholder of record as of February 20, 2007, a copy of our financial statements and related information included with our Annual Report on Form 10-K for fiscal year 2006. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2006, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California 94304, Attention: Investor Relations. Our Annual Report on Form 10-K is also available on our website.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Stockholders may only present a matter from the floor for consideration at a meeting if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not later than 120 calendar days prior to the next annual meeting of stockholders. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his or her capacity as a proponent of a stockholder proposal. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 9, 2007

ANNEX A

CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

TIBCO SOFTWARE INC.

(Amended and restated as of April 15, 2004)

I. PURPOSE: The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of TIBCO Software Inc. (the “Company”) in its oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control systems. The Audit Committee’s primary duties and responsibilities are to:

1. Provide oversight and monitoring of the integrity of the Company’s financial statements.

2. Nominate to the Board independent auditors to audit the Company’s financial statements, and to oversee the activities, independence, qualifications and performance of the auditors.

3. Outline to the Board improvements made, or recommended to be made by management in internal accounting and financial controls.

4. Assist the Board in ensuring the Company’s compliance with legal and regulatory requirements in connection with the Company’s financial reporting process.

5. Provide the Board with the results of its monitoring and recommendations derived therefrom.

6. Prepare the audit committee report (to be included in the Company’s annual meeting of stockholders proxy statement) that is required by the Securities and Exchange Commission (the “SEC”).

7. Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

II. MEMBERSHIP: The Audit Committee shall consist of at least three (3) members of the Board, and its members shall be appointed by and serve at the discretion of the Board. The members of the Audit Committee shall meet the following criteria (as well as any criteria required by the SEC):

1. Each member shall be an independent director, in accordance with the NASDAQ Rule 4200, Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) and the rules of the SEC.

2. Each member shall be able to read and understand fundamental financial statements and have the proper experience, in accordance with the Nasdaq National Market Audit Committee requirements.

3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive officer, chief financial officer or other senior official with financial oversight responsibilities.

4. At least one member shall meet the “financial expert” standard as set forth pursuant to Section 407(b) of the Sarbanes Act and the SEC rules thereunder.

The Nominating and Governance Committee of the Board shall recommend to the Board director nominees for appointment to the Audit Committee. The Nominating and Governance Committee shall recommend to the Board the designation of the Chairman of the Audit Committee.

III. RESPONSIBILITIES AND AUTHORITY: The responsibilities of the Audit Committee shall include:

1. Provide oversight of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review management’s assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

2. Reviewing the responsibilities, budget and staffing of the Company’s internal audit function, including evaluating the officer(s) responsible for the internal audit function and providing input on these matters to the Board and management of the Company.

3. Appointing, compensating and overseeing the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

4. Establishing policies and procedures for the review and pre-approval of all audit and non-audit services provided to the Company by the independent auditors, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee. The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

5. Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit plans, including scope, approach and timing of the audit; (ii) reviewing and discussing the written statement from the independent auditors regarding relationships and services with the Company which may impact independence of the auditor and presenting this statement to the Board, and to the extent there are any such relationships, assessing the independence of the auditor; (iii) reviewing annually a report by the independent auditor describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years and any steps taken to deal with any such issues; and (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as the same may be modified or supplemented.

6. Reviewing the experience and qualifications of the senior members of the independent auditor team(s), in particular, the lead audit and reviewing partners.

7. Establishing a policy regarding the Company’s hiring of current or former employees of the Company’s independent auditors.

8. Reviewing and discussing with management the independent auditors’ performance.

9. Reviewing and discussing with management the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

10. Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews, and discussing with the independent auditors any significant matters raised during the conduct of their review procedures in accordance with SAS No. 100.

11. Following completion of the annual audit, reviewing any significant difficulties encountered during the course of the audit, including suggestions for improvements provided to management by the independent auditors.

12. Discussing with management before release the unaudited quarterly operating results in the Company’s quarterly earnings release and other related material disclosures provided to analysts and rating agencies paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.

13. Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities.

14. Reviewing, in conjunction with management of the Company, the Company’s disclosure of controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

15. Reviewing and discussing with management the Company’s major financial risk exposures and the steps taken to monitor and control such exposures.

16. Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers.

17. Reviewing management’s monitoring of compliance with the Company’s code of conduct for all directors, officers and employees.

18. Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act.

19. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

20. If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company.

21. As appropriate, obtaining independent advice and assistance from outside legal, accounting or other advisors.

22. Reviewing and approving any proposed related party transactions, unless the Board establishes a special committee for the purpose of a particular transaction.

23. Reviewing its own charter, structure, processes and membership requirements on an annual basis.

24. Providing a report in the proxy statement for the Company’s annual meeting of stockholders in accordance with the rules and regulations of the SEC.

25. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as set forth in Section 301 of the Sarbanes Act, and reviewing and monitoring such procedures.

IV. MEETINGS AND PROCEDURES:

1. The members of the Audit Committee shall meet at least quarterly. However, the Audit Committee may establish its own schedule, which it will provide to the Board in advance.

2. The members of the Audit Committee shall meet separately, periodically, with management (including the Chief Executive Officer and Chief Financial Officer), with any personnel responsible for the internal audit function and with the independent auditors.

3. The Audit Committee is authorized to retain and compensate special legal, accounting or other advisors and may request that any employee of the Company or the Company’s legal counsel or independent auditors meet with any member of, or advisor to, the Audit Committee.

V. MINUTES: The Audit Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

VI. REPORTS: In addition to preparing the report in the proxy statement for the Company’s annual meeting of stockholders in accordance with the rules and regulations of the SEC, the Audit Committee shall summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Audit Committee’s Charter.

VII. COMPENSATION:

1. Members of the Audit Committee shall receive such fees for their service as Audit Committee members, if any, as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

2. Members of the Audit Committee may not receive any compensation from the Company, except the compensation that they receive for service as a member of the Board or any committee thereof.

VIII. DELEGATION OF AUTHORITY:

1. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

2. The Audit Committee may form and delegate its authority to subcommittees or to the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company, provided that such delegation is not in violation of applicable law or the rules and regulations applicable to companies with securities quoted on the Nasdaq Stock Market.

PROXY - TIBCO SOFTWARE INC.

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TIBCO Software Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 9, 2007, and hereby appoints Vivek Y. Ranadivé and Murray D. Rode, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side all shares of common stock of TIBCO Software Inc. that the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of TIBCO Software Inc. to be held on April 18, 2007 at 10:00 a.m., local time, at the headquarters of TIBCO Software Inc. located at 3303 Hillview Avenue, Palo Alto, CA 94304, and at any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., local time, on April 18, 2007.

Vote by Internet	Vote by telephone

Log on to the Internet and go to www.investorvote.com	Call toll-free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the steps outlined on the secured website.	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ANNUAL MEETING PROXY CARD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH

AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals – A vote FOR the following proposals is unanimously recommended by the Board of Directors.

1.	To elect six directors, each to serve until TIBCO Software Inc.’s next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees:

	For	Withhold		For	Withhold		For	Withhold
(01) Vivek Y. Ranadivé	☐	☐	(02) Bernard J. Bourigeaud	☐	☐	(03) Eric C.W. Dunn	☐	☐
(04) Narendra K. Gupta	☐	☐	(05) Peter J. Job	☐	☐	(06) Philip K. Wood	☐	☐

2.	To ratify the appointment of PricewaterhouseCoopers LLP as TIBCO Software Inc.’s independent registered public accounting firm for the fiscal year ending November 30, 2007.

☐    For                                         ☐    Against                                         ☐    Abstain

In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other business that may properly come before the meeting or any postponement or adjournment thereof.

B.	Non-Voting Items

Change of Address – Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both holders must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within the box.
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